EXHIBIT 23(i)


                               CONSENT OF COUNSEL

                       Gabelli Capital Series Funds, Inc.

     We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 16 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61254, Investment Company Act File No. 811-07644) of Gabelli Capital Series Funds, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                                /s/ WILLKIE FARR & GALLAGHER LLP
                                                --------------------------------
                                                    Willkie Farr & Gallagher LLP


April 29, 2008

New York, New York